Exhibit 10.1

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

ARTICLE I

Establishment, Purpose, and Duration

1.1

Establishment of the Plan.  Guardian Technologies International, Inc., a Delaware corporation (the "Company"), hereby establishes a stock compensation plan to be known as the "2009 Stock Compensation Plan" (the "Plan"), as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein.

This Plan was adopted by the Board of Directors of the Company on June 4, 2009 (the "Effective Date").

1.2

Purpose of the Plan.  The Plan is intended to foster the success of the Company, its Subsidiaries and Affiliates, by providing incentives to Employees, Directors and consultants to promote the long-term financial success of the Company.  The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees, Directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

1.3

Duration of the Plan.  The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XI herein, until the tenth anniversary of the Effective Date, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date, which shall remain valid in accordance with their terms.

ARTICLE II

Definitions

2.1

Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a)

"Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

(b)

"Agreement" or “Award Agreement” means a written agreement or other communication evidencing the terms or conditions of an Award in the form of an agreement signed by an authorized officer (or other authorized representative) of the Company and by the Participant or a certificate, notice, term sheet or similar communication.

(c)

"Award" means, individually or collectively, a grant under this Plan of Options, Restricted Stock Awards, Restricted Stock Units, or Stock Awards.

(d)

 "Board" or "Board of Directors" means the Board of Directors of the Company.

(e)

“Change of Control” shall have the meaning set forth in Article XII.

(f)

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations thereunder.

(g)

"Committee" shall have the meaning set forth in Section 3.1 or the Board of Directors if no such committee has been appointed.

(h)

“Common Stock” means the common stock, $.001 par value per share, of the Company.

(i)

"Company" means Guardian Technologies International, Inc., a Delaware corporation, including all Subsidiaries and Affiliates, or any successor thereto as provided in Section 13.2 hereof.

(j)

“Director” means an individual who both is a director of the Company and is not an employee of the Company or an Affiliate.

(k)

“Disability” means (i) in the case of a Participant whose employment or service with the Company or any Subsidiary or Affiliate is subject to the terms of an employment or consulting agreement that includes a definition of “disability” the meaning set forth in such agreement during the period such agreement remains in effect; and (ii) in all other cases, a total and permanent disability defined in the Company’s long-term disability plan, or if the Company has no long-term disability plan in effect at the time of a Participant’s disability, “disability” shall mean a Participant’s present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Participant from performing the normal services required of the Participant by the Company; provided however that such disability did not result, in whole or part from: (i) chronic alcoholism, (ii) from addiction to narcotics, (iii) from a felonious undertaking, or (iv) from an intentional self-inflicted wound.

(l)

"Employee" means any officer or other employee (including a director who is also an officer or employee) of the Company or a Subsidiary or Affiliate (including any entity that becomes a Subsidiary or Affiliate after the adoption of this Plan), as defined in General Instruction A to the Form S-8 Registration Statement promulgated under the Securities Act of 1933, as amended, or any successor form or statute as determined by the Committee.

(m)

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(n)

“Fair Market Value” means on any given date (i) the closing sale price of the shares of the Company’s Common Stock (or any security of the Company issued in substitution, exchange or in lieu thereof), on any established national securities exchange or exchanges on such date as reported in any newspaper of general circulation, (ii) if the Common Stock is not listed and traded upon a national securities exchange and there are reports of stock prices by a recognized quotation service, upon the basis of the mean between the closing bid and asked quotations for such stock on such date as reported by such recognized stock quotation service, (iii) if in (i) or (ii) above, as applicable, there were no sales or bids or quotes, as the case may be, upon such date reported as provided above, the respective prices on the most recent prior day on which sales or bids or quotes, as the case may be, were so reported, or (iv) if fair market value of the Common Stock cannot be established under subparagraphs (i), (ii), or (iii) above, then it shall be the fair market value as determined in good faith by the Committee.

(o)

“Options” mean options to purchase stock of the Company that are not intended to qualify as incentive stock options pursuant to Section 422 of the Code.

(p)

"Participant" means an Employee, Director or consultant who has been granted an Award under the Plan.

(q)

"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

(r)

"Plan" means the “Guardian Technologies International, Inc. 2009 Stock Compensation Plan” as described herein, as hereafter from time to time amended.

(s)

“Restricted Stock Award” means Stock granted under Article VII that is subject to restrictions imposed pursuant to said Article.

(t)

“Restricted Stock Right” means the grant under Article VIII of the right to receive Stock subject to vesting and such other restrictions imposed pursuant to such Article, together with dividend equivalents with respect to such Stock if and as determined by the Committee.

(u)

"Secretary" means the officer designated as the Secretary of the Company.

(v)

"Stock" or "Shares" means the Common Stock of the Company.

(w)

“Stock Award” means an award of Stock pursuant to Article IX of the Plan.

(x)

"Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

(y)

“Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or an Affiliate merges or otherwise combines.

ARTICLE III

Administration

3.1

General.  The Plan shall be administered by the Board of Directors of the Company or a Committee designated by the Board consisting of two (2) or more directors appointed from time to time by the Board each of whom shall be a "Non-Employee Director," as defined in Rule 16b-3 under the Exchange Act.  Notwithstanding the foregoing, the Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised.  Such other committee may consist of two (2) or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries or Affiliates.  To the extent that the Board has delegated to such other committee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee.  The Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Affiliate, and/or to one or more agents.

3.2

Committee Powers.  Subject to the express provisions of this Plan, including, without limitation, Section 13.15, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under the Plan, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 4.3; (vii) to interpret and construe this Plan and the Award Agreements, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; (viii) to accelerate the vesting or exercisability of any Award; and (ix) to make all other determinations and to take all other actions deemed necessary or advisable for the administration of this Plan in its sole judgment and discretion.  A majority of the members of the Committee shall constitute a quorum for the transaction of business.  Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

3.3

Selection of Participants.  The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees, Directors or consultants as may be selected by it.  To the extent determined by the Committee, each Award shall be evidenced by an Agreement.

3.4

Decisions Binding.  All determinations, decisions and interpretations made by the Committee regarding the provisions of the Plan, the Award Agreement, any rules or regulations under the Plan, and the terms and conditions of any Award granted under the Plan, shall be final, conclusive and binding on all Participants, beneficiaries, heirs, assignees, or other person holding or claiming rights under the Plan or any Award.

3.5

Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the Plan in any such respects, as it may determine are necessary or desirable to satisfy the provisions of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

ARTICLE IV

Stock Subject to the Plan

4.1

Number of Shares.  Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed

20,000,000 Shares.  The Company shall reserve and set aside for issuance pursuant hereto the maximum aggregate number of Shares provided for in the immediately preceding sentence.  Except as provided in Section 4.2 herein, the issuance of Stock in connection with Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

4.2

Issuance of Shares.  For purposes of this Article IV, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced with respect to Shares attributable to Awards that have been canceled, expired, forfeited, or settled in cash. Substitute Awards may be granted under this Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under this Plan.

4.3

Capital Adjustments.

(a)

The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, Common Stock, preferred stock or prior preference stock ahead of or affecting the Company’s Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b)

In the event of any change in the capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of shares, other form of reorganization, or any other change affecting the outstanding Common Stock as a class, the Committee, in its discretion, may make proportionate adjustments it deems appropriate to reflect such change with respect to: (i) the maximum number of shares of Common Stock or class of shares reserved for issuance under the Plan, (ii) the maximum number of shares of Common Stock or class of shares which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock or class of shares covered by each outstanding Award, and (iv) the price per share in respect of the outstanding Awards.  Notwithstanding the foregoing, the Board may only increase the aggregate number of shares of Common Stock for which Awards may be granted under the Plan solely to reflect the changes, if any, of the capitalization of the Company or any Subsidiary or Affiliate.  The Company may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

(c)

No right to purchase fractional Shares shall result from any adjustment in Awards pursuant to this Section 4.3. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

(d)

Subject to Section 13.15, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

ARTICLE V

Eligibility

All Employees, Directors and consultants of the Company and its Subsidiaries may participate in the Plan.

ARTICLE VI

Non-Qualified Stock Options

6.1

Options.  The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals. Except to the extent provided herein, no Participant (or his or her legal representative, heir, assignee or beneficiary of a deceased Participant) shall have any rights as a stockholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below. All options to be issued under the Plan are intended to be Options that do not qualify as incentive stock options under Section 422 of the Code.

(a)

Award Agreement. Each Option shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the exercise price of the Shares, and the means of payment, (iii) such terms and conditions on the grant, issuance, vesting and exercisability of the Options as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award, and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

(b)

Exercise Price.  The Committee shall determine the exercise price of all Options which price (except for Substitute Awards) shall be no less than the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a Substitute Award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted. The terms and conditions of any Substitute Award shall meet all requirements necessary to prevent such Substitute Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A. Each Award may be exercised in whole or in part on the terms provided in the Award Agreement.

(c)

Vesting and Exercisability. The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee.

(d)

Duration of Options.  Each Option shall expire on the earliest of (i) ten (10) years from the date it is granted, (ii) ninety (90) days following the date of the termination of Participant’s employment by reason of death or Disability, (iii) subject to subsection (e)(ii) below, immediately upon the termination of a Participant’s employment other than by reason of death or Disability, or (iv) such date as the Committee shall determine, as set forth in the relevant Award Agreement; provided that the Committee, in its sole discretion, may change, by any agreement approved by the Committee, the post-termination rights of a Participant, including accelerating the dates upon which all or a portion of any outstanding

Options held by a Participant may become vested or be exercised following such termination of employment or service and extend the period during which such Options may be exercised by the Participant.

(e)

Termination of Employment or Service.  Unless the Committee (or the terms of a Participant’s employment or service agreement) provides otherwise:

(i)

Due to Death or Disability. If a Participant ceases to be an Employee, Director or consultant by reason of his or her death or Disability prior to the vesting of an Option, or if a Participant’s death occurs within three (3) months of the termination of his employment or service, any Options not vested as of the date of such death or Disability shall vest and become exercisable in accordance with the terms of the Award Agreement as determined by the Committee.

(ii)

Due to Reasons Other Than Death or Disability. Upon any other termination of employment or service prior to the vesting of any Option(s), all Options shall terminate immediately without notice of any kind.

(f)

Method of Exercise.  Options may be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised.  The exercise price shall be payable to the Company in full by the Participant who, if so provided in the Award Agreement, may: (i) deliver cash in satisfaction of all or any part of the exercise price; (ii) deliver, or cause to be withheld from the Option, shares of Stock, valued at Fair Market Value on the date of exercise, in satisfaction of all or any part of the exercise price; or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to sell immediately some or all of the Shares acquired by exercise of the Option and to promptly deliver to the Company an amount of the sale proceeds (and in lieu of or pending a sale, loan proceeds) sufficient to pay the exercise price.  For purposes of payment described in (iii) above, the exercise shall be deemed to have occurred on the date the Company receives the exercise notice, accompanied by the broker instructions.

(g)

No Rights as Shareholder.  No Participant shall have any rights as a shareholder with respect to Shares subject to an Option until the date of effective exercise of such Option.

ARTICLE VII

Restricted Stock Awards

7.1

Restricted Stock Awards. Except as set forth in this Plan, a grant of a Restricted Stock Award under the Plan shall consist of Shares, the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and terms as the Committee deems appropriate. Restricted Stock Awards granted pursuant to the Plan need not be identical, but each grant of Restricted Stock Awards must contain and be subject to the terms and conditions set forth below:

(a)

Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares subject to the Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, if any, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock Award as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award, and (v) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee or this Plan may provide.

(b)

Vesting and Lapse of Restrictions. Subject to the terms and conditions of this Plan, the grant, issuance, retention, vesting and/or settlement of Shares pursuant to a Restricted Stock Award shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares pursuant to a Restricted Stock Award subject to continued employment or service, passage of time and/or such performance criteria as deemed appropriate by the Committee.

(c)

Rights as a Stockholder. Unless the Committee provides otherwise, a Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued pursuant to a Restricted Stock Award held by (or on behalf of) such Participant as if the Participant held unrestricted Stock; provided that the unvested portion of any Restricted Stock Award shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 7.1(a), (b) and (d). Unless the Committee otherwise determines or unless the terms of the applicable Award Agreement or grant provides otherwise, any non-cash dividends or distributions paid with respect to Shares underlying an unvested Restricted Stock Award shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate.

(d)

Termination of Employment or Service. Unless the Committee (or the terms of a Participant’s employment or service agreement) provides otherwise:

(i)

Due to Death or Disability. If a Participant ceases to be an Employee, Director or consultant by reason of his or her death or Disability prior to the lapse of restrictions on Shares issued pursuant to a Restricted Stock Award, or if an Employee’s, Director’s or consultant’s death occurs within three (3) months of the termination of his employment or service, any and all restrictions on Shares issued pursuant to a Restricted Stock Award that remain subject to such restrictions immediately prior to the date of his or her death shall lapse in accordance with the terms of the Award Agreement as determined by the Committee.

(ii)

Due to Reasons Other Than Death or Disability. Upon any other termination of employment or service prior to the lapse of restrictions, all Shares issued pursuant to an unvested Restricted Stock Award then held for the benefit of a Participant, all rights to receive dividends thereon and other stockholder rights therewith shall immediately terminate without notice of any kind and the Shares underlying the unvested Restricted Stock Awards shall be forfeited by the Participant; provided that the Committee, in its sole discretion, may change, by any agreement approved by the Committee, the post-termination rights of a Participant, including accelerating the dates upon which all or a portion of any outstanding Restricted Stock Awards held by a Participant may become vested, be exercised and/or the Shares settled following such termination of employment or service and extend the term of such Restricted Stock Awards.

(e)

Certificates.

The Committee may require that certificates representing Shares issued pursuant to a Restricted Stock Award be retained and held in escrow by the Secretary or such other employee or agent of the Company or any Subsidiary or Affiliate as the Committee may designate until any restrictions applicable to shares issued pursuant to a Restricted Stock Award so retained have been satisfied or lapsed. Each certificate issued in respect to a Restricted Stock Award may, at the election of the Committee, bear the following legend:

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Company’s 2009 Stock Compensation Plan and a Restricted Stock Award Agreement. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and the Award, a copy of each of which is on file in the office of the Secretary of Guardian Technologies International, Inc.”

ARTICLE VIII

Restricted Stock Rights

8.1

Restricted Stock Rights.  Restricted Stock Rights are Awards denominated in units under which the issuance of Shares is subject to such conditions and terms as the Committee deems appropriate.  Restricted Stock Rights granted pursuant to the Plan need not be identical, but each grant of Restricted Stock Rights must contain and be subject to the terms and conditions below.

(a)

Award Agreement.  Each Award of Restricted Stock Rights shall be evidenced by an Award Agreement.  Each Award Agreement shall contain provisions regarding (i) the number of Restricted Stock Rights subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares subject to the Award, if any, and the means of payment, (iii) the terms and conditions on grant, issuance, vesting and/or forfeiture of the Restricted Stock Rights as may be determined from time to time by the Committee, (iv) restrictions on the transferability of the Award and (v) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

(c)

Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Stock Rights shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Stock Rights subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee.

(d)

Rights as a Stockholder. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Rights unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger. Shares underlying Restricted Stock Rights shall be entitled to dividends or dividend equivalents only to the extent provided by the Committee. If an Award of Restricted Stock Rights includes dividend equivalents, an amount equal to the dividends that would have been paid if the Restricted Stock Rights had been issued and outstanding Shares as of the record date for the dividends shall be paid to the Participant in cash subject to applicable withholding taxes. Any dividend equivalents payable pursuant to this Section 8.1(d) shall be paid no later than March 1 of the year after the year in which the applicable dividend record date occurs.

(e)

Termination of Employment. Unless the Committee provides otherwise:

(i)

Due to Death or Disability. If a Participant ceases to be an Employee by reason of the Participant’s death or Disability, all restrictions on the Restricted Stock Rights of the Participant shall lapse in accordance with the terms of the Award as determined by the Committee.

(ii)

Due to Reasons Other Than Death or Disability. If a Participant ceases to be an Employee for any reason other than death or Disability, all Restricted Stock Rights of the Participant and all rights to receive dividend equivalents thereon shall immediately terminate without notice of any kind and shall be forfeited by the Participant; provided that the Committee, in its sole discretion, may change, by any agreement approved by the Committee, the post-termination rights of a Participant, including accelerating the dates upon which all or a portion of any outstanding Restricted Stock Rights held by a Participant may become vested and/or Share settled following such termination of employment or service and extend the term of such Restricted Stock Rights.

ARTICLE IX

Stock Awards

9.1

Stock Awards.

A Participant may be granted one or more Stock Awards under the Plan, including, in the sole discretion of the Committee, in lieu of salary, service fee, cash bonus (including a performance bonus award), or other cash compensation.  Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee. If a Stock Award is in the form of a performance bonus which is a combination of cash and Stock Awards, the portion of the performance bonus comprised of cash and Stock Awards will be determined by the Committee based upon the Committee’s judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals.  If a Stock Award is granted in lieu of salary, service fee, cash bonus or other cash compensation, the number of Shares covered by an Award shall be based upon the Fair Market Value of such Shares on the date of grant, and such Shares shall be awarded in lieu of receipt of some or all of the Award in cash.

9.2

Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Article IX upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate.

ARTICLE X

Director Awards

10.1

Director Awards. The Committee shall determine all Awards to Directors. The terms and conditions of any grant to any such Director may be set forth in an Award Agreement. Directors may only be granted Awards under the Plan in accordance with this Section 10.1 or the provisions of any plan adopted by the Committee or Board for the compensation of Directors, and such Awards shall not be subject to management’s discretion. From time to time, the Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Directors on a periodic, nondiscriminatory basis, as well as any additional Award(s) to be granted, also on a periodic, nondiscriminatory basis, based on one or more of the following: service of a Director as the chair of a committee of the Board, service of a Director as Chairman of the Board, the number or type of committees of the Board on which a Director serves or the first selection or appointment of an individual to the Board as a Director. Subject to the limits set forth in the foregoing, the Committee shall, pursuant to the Plan, grant such Awards to Directors, as it shall from time to time determine.  If a Director subsequently becomes an Employee, the service requirement of the Restricted Stock Award can be satisfied by such subsequent employment and the Award shall not terminate solely because of the change in status.

ARTICLE XI

Amendment, Modification, and Termination of the Plan

11.1

Amendment, Modification, and Termination.  At any time and from time to time, the Board may terminate, amend or modify the Plan. The Board is specifically authorized to amend the Plan and take such other action as it deems necessary or appropriate to comply with Code Section 162(m) and regulations thereunder.  Such amendment or modification may be without shareholder approval, except to the extent shareholder approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

11.2

Awards Previously Granted.  No termination, amendment, or modification of the Plan, other than pursuant to Section 4.3 herein, shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XII

Change of Control

12.1

Change of Control.

(a)

In the event of a Change of Control (as defined in paragraph (b), below) of the Company, and except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control or in an Award Agreement:

(i)

All outstanding Options shall vest and become exercisable immediately prior to the date of the Change of Control and shall be exercisable at any time within six (6) months after the Participant ceases to be an Employee or Director or for such longer period provided for exercise after the Participant ceases to be an Employee or Director as set forth in the Award.

(ii)

All restrictions and conditions of all Restricted Stock Awards and Restricted Stock Rights outstanding shall lapse or be deemed satisfied as of the date immediately prior to the date of the Change of Control, and Shares free of restriction shall be delivered to Participants.

(b)

“Change of Control” shall be deemed to have occurred upon the occurrence of any one (or more) of the following events, other than a transaction with another person controlled by the Company or its officers and directors, or a benefit plan or trust established by the Company for its employees:

(i)

Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company to which fifty percent (50%) or more of the total number of votes for the election of the Board may be cast;

(ii)

As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

(iii)

The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for sale or other disposition of all or substantially all the assets of the Company; or

(iv)

A tender offer or exchange offer is made for shares of the Company’s Common Stock (other than one made by the Company), and shares of Common Stock are acquired thereunder.

Notwithstanding anything in this Section 12.1 to the contrary, payment of the portion of any Award that is subject to Code §409A shall not be accelerated pursuant to this Section 12.1 unless the event also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5) (a “qualifying event”). In the event payment of Shares attributable to Restricted Stock Rights is accelerated pursuant to this Section 13.1, such payment shall be made 30 days after the qualifying event.

ARTICLE XIII

General

13.1

Tax Withholding.  The Company, a Subsidiary or Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company, Subsidiary or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Stock to be received upon vesting of an Award or by delivery to the Company of previously owned Stock. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.

13.2

Successors.

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, reorganization or other transaction entered into by the Company.

13.3

Termination of Employment.

(a)

Transfers of employment between or among the Company, a Subsidiary and an Affiliate will not constitute termination of employment for purposes of any Award.

(b)

The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.

(c)

Notwithstanding anything in this Section 13.3 to the contrary, if any portion of an Award that is subject to Code §409A may be distributed upon the event of a Participant’s termination of employment, the Participant will be deemed to have a termination of employment with respect to such portion of the Award if and only if the Participant has a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).

13.4

Performance-Based Compensation.

Notwithstanding satisfaction of any performance goals, the number of Shares issued under an Award may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

13.5

Requirements of Law.  The granting of Awards and the issuance of shares of Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.  No shares of Stock shall be issued or transferred pursuant to this Plan unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been complied with and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, the  restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.  In connection with any such issuance or transfer, the person acquiring the Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. Without amending the Plan, the Committee may grant Awards to Employees and Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Subsidiary or Affiliate may operate or have Employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit this Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of this Plan.

13.6

Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

13.7

Effect of Plan.  The establishment of the Plan shall not confer upon any Participant any legal or equitable right against the Company, a Subsidiary or Affiliate, or the Committee, except as expressly provided in the Plan.  The Plan does not constitute an inducement or consideration for the employment or service of any Participant, nor is it a contract between the Company or any of its Subsidiaries or Affiliates and any Participant. Participation in the Plan shall not give any Participant any right to be retained in the service of the Company or any of its Subsidiaries or Affiliates.  No Award and no right under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature.

13.8

No Liability of the Company.

The Company and any Subsidiary or Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, assignee, transferee, heir or legatee of the Participant, or any other person as to: (a) the non-issuance or sale of Stock as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, assignee, transferee, heir or legatee of the Participant, or other person due to the receipt, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.

13.9

Creditors.  The interests of any Participant under the Plan or any Award Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered. The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, nor shall the Company be deemed to be a trustee of any rights granted under the Plan and rights to payment of Awards shall be no greater than the rights of the Company's general creditors.

13.10

Non-Transferability of Rights.

(a)

Except as specifically provided in an Agreement pursuant to subsection (b) of this Section, no Awards granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or by the laws of descent and distribution.  During the lifetime of a Participant to whom an Award is granted, the Award may be exercised only by the Participant or his legal representative.

(b)

Any Award granted hereunder will be nontransferable and, accordingly, shall not be assignable, alienable, salable or otherwise transferable by any Participant, unless the Award Agreement, as determined in the discretion of the Committee, expressly authorizes all or a portion of the Awards to be granted to the Participant on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Agreement pursuant to which Awards are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 13.10, and (z) subsequent transfers of transferred Awards shall be prohibited except those transferred by will or the laws of descent and distribution.  Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events of termination of employment or service or cessation of Board service under an Award Agreement or Articles VI, VII, and VIII shall continue to be applied with respect to the original Participant to whom the Award was granted, following which the Award shall be exercisable by the transferee only to the extent, and for the period specified in the Award Agreement or Articles VI, VII, and VIII.

13.11

Governing Law.  The Plan and all Agreements hereunder shall be governed by, and construed and administered in accordance with, the laws of the Commonwealth of Virginia.

13.12

Severability.  In the event any provision of the Plan or any Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan or Agreement, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.13

Notices.  All notices under the Plan shall be in writing, and if to the Company, shall be mailed to:

Guardian Technologies International, Inc.

516 Herndon Parkway

Suite A

Herndon, Virginia  20170

Attention:  The Board of Directors

Notices to the Participant shall be delivered personally or mailed to the Participant at his address as it appears in the records of the Company.  The address of any party may be changed at any time by written notice to the other party given in accordance with this provision.

13.14

Indemnification.  No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, director, agent and attorney of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

13.15

Interpretation.

This Plan is intended to satisfy the requirements of Code §409A and applicable guidance thereunder. This Plan shall be construed and administered accordingly. Therefore, to the extent an Award is subject to Code §409A, discretion otherwise permitted under the Plan is not intended to be exercised with respect to such Award in a manner which will violate the requirements of Code §409A. In addition:

(a)

Separation from Service.

If any amount shall be payable with respect to any Award hereunder as a result of a Participant’s termination of employment or other service and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan, termination of employment or other service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purpose of Code Section 409A.

(b)

Timing of Payment to a Specified Employee.  If any amount shall be payable with respect to any Award hereunder as a result of Participant’s “separation from service” at such time as the Participant is a “specified employee” and such amount is subject to the provisions of Code Section 409A, then notwithstanding any other provision of this Plan or the Award Agreement, no payment shall be made, except as permitted under Code Section 409A, prior to the first day of the seventh (7th) calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death).   The Company may adopt a specified employee policy that will apply to identify specified employees for all deferred compensation plans subject to Code Section 409A; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A.

13.16

No Representation Made Regarding Code §409A Compliance. Notwithstanding any other provision in the Plan, the Company makes no representations that the Awards granted under the Plan shall be exempt from or comply with Code §409A and makes no undertaking to preclude Code §409A from applying to Awards granted under the Plan.